PROMISSORY NOTE

$1,015.00                                                  January 5, 1999
Loan #5027

         FOR VALUE RECEIVED, the undersigned, BAD TOYS, INC. ("Borrower"), a Nevada corporation having a notice address of 2344 Woodridge Avenue, Kingsport, TN 37664, promises to pay to the order of BARRICK PROPERTIES, INC., or assigns ("Lender"), without grace at the office of the Lender at 4336 East Beck Lane, Phoenix, Arizona 85032, or at such other place as the Lender may designate to Borrower in writing from time to time, the principal sum of ONE THOUSAND FIFTEEN DOLLARS AND NO CENTS $1,015.00 together with interest outstanding and unpaid, at the rate of nine and seventy-five hundredths (9.75%)per annum. Such indebtedness shall be payable in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private; such principal and interest to be paid in the following manner, to-wit:

         All principal and accrued interest shall be due and payable on June 5, 1999.

         This Note may be made prepaid at any time and from time to time without premium or penalty. Any partial prepayments shall not affect the due dates of the scheduled payment due thereafter. All payments shall be applied first in payment of accrued interest and the remainder shall be applied in the reduction of principal.

         At any time a principle payment is made, Lender shall have the option to purchase shares of stock of BAD TOYS, INC., at $1.25 per share, or an amount equal to (1/2) one-half of the original offering price, in lieu of principle payment. In addition Lender may opt to convert all or part of the principle of the Note for shares of stock at an amount equal to $1.25 per share or an amount equal to (1/2) one-half of the original offering price, at any time throughout the term or the Note.

         It is hereby expressly agreed that should any default be made in the payment as stipulated above of either principal or interest or should any default be made in the performance of any of the covenants or conditions contained in any document concerning or given as security for the indebtedness evidenced hereby, then the principal of this obligation or any unpaid part thereof and all unpaid interest accrued thereon shall, at the option of the Lender, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity.

         Interest shall accrue on the outstanding principal balance of this Note from the date of any default thereunder (so long as such default continues), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein, at the highest rate allowed in the

                                                                       Exhibit 4
                                                               Page 1 of 2 Pages

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State of Arizona which would not be usurious.

         Presentment for payment, demand, protest and notice of demand, protest and payment are hereby waived by the Borrower. Failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment, or the acceptance of past due installment, shall not be construed as a novation of this Note or a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. If this Note is signed by more than one individual or entity, such signatories shall be jointly and severally liable.

         The Note is intended to constitute a contract under and shall be governed by the laws of the State of Arizona. Time is of the essence of this Note. In the event this Note, or any part thereof, is collected by or through an attorney, whether suit is filed or not, the Borrower agrees to pay all attorney's fees and all costs and expenses incurred by Lender to the extent then permitted by applicable law.

         BORROWER HEREBY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, IN CONNECTION WITH, OR RELATED TO THIS NOTE, THE INDEBTEDNESS HEREUNDER, ANY AGREEMENT, ANY AGREEMENT OR INSTRUMENT SECURING THIS NOTE OR THE RELATIONSHIP OF BORROWER AND LENDER AS BORROWER AND LENDER.

         Should any provision or term hereof be or become in violation of any law, rule of regulation, whether local, state or federal, such provision shall be deemed automatically amended to conform, to the extent possible without total waiver of such provision, to such law, and all other provisions hereof shall remain in full force and effect. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether voluntary by action of the parties or involuntary by operation of law.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed the date first above written.

BAD TOYS, INC.                                         BARRICK PROPERTIES, INC.



By: /s/ Larry N. Lunan                                 By: /s/ Don Barrick CEO
   ---------------------------                            ----------------------
   Larry N. Lunan   (Borrower)                            (Lender)

                                                                       Exhibit 4
                                                               Page 2 of 2 Pages